UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): December 15, 2004

                               MOVADO GROUP, INC.
             (Exact name of registrant as specified in its charter)

          NEW YORK                       1-16497                 13-2595932
 (State or other jurisdiction     (Commission File Number)      (IRS Employer
       of incorporation)                                     Identification No.)


                      650 FROM ROAD
                       PARAMUS, NJ                               07652
        (Address of principal executive offices)               (Zip Code)


       Registrant's telephone number, including area code: (201) 267-8000

                                 NOT APPLICABLE

          (Former name or former address, if changed since last report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

                  On December 15, 2004, MGI Luxury Group S.A ("MGI"), a wholly-owned subsidiary of Movado Group, Inc., entered into a License Agreement (the "License Agreement") with Hugo Boss Trademark Management GmbH & Co ("Hugo Boss").

GRANT OF LICENSE, TERM AND TERMINATION

                  MGI received a worldwide exclusive license to use the trademark "HUGO BOSS" and any other trademarks of Hugo Boss containing the names HUGO or BOSS, in connection with the production, promotion and sale of watches (the "Licensed Products"). MGI is permitted to assign its rights and sublicense the trademarks to its affiliates (although MGI will remain liable after such assignment or sublicense under the License Agreement). The term of the license is March 21, 2005 through December 31, 2013, with an optional five-year renewal period. The License Agreement is subject to termination by either party:

         o upon a change of control of the other party, subject to certain limitations and exceptions;

         o if for two consecutive years after 2005 only minimum royalties are paid; or

         o        upon material breach by the other party.

                  During the term of the License Agreement, MGI is not permitted to manufacture or distribute the watches of either of two competitive brands without the prior approval of Hugo Boss.

                  Hugo Boss has agreed to purchase all existing inventory of Licensed Products from the prior licensee, and MGI is required to purchase sufficient quantities of existing inventory to maintain a reasonable initial inventory level. Hugo Boss may sell (including selling within the territory covered by the license) any remaining inventory of Licensed Products not purchased by MGI subject to certain limitations.

TERRITORY

                  The License Agreement is worldwide in scope and provides that MGI shall, at a minimum, sell Licensed Products in those countries where Hugo Boss has existing distribution for its core products, which territory includes the UK, Germany, France, Spain, Italy, Belgium, the Netherlands, Luxembourg, Switzerland, Austria, Japan, Hong Kong, Korea, Taiwan, the People's Republic of China, Singapore, the United States, Canada and Mexico.

ROYALTIES

                  MGI is required to make quarterly royalty payments, payable in Swiss Francs, based on a specified percentage of all net sales of Licensed Products actually made by MGI, subject to certain specified minimums, based on targeted levels of net sales of Licensed Products.

MARKETING, ADVERTISING AND PROMOTION

                  MGI is responsible for creating and placing cooperative advertising and point of sale materials and is required to spend a specified percentage of net sales of Licensed Products in connection with such advertising. Hugo Boss is responsible for creating, conducting and placing all brand advertising, marketing and promotion, towards which MGI will pay to Hugo Boss a certain percentage of net sales of Licensed Products.

PRODUCT DESIGNS

                  All product designs for Licensed Products must be approved by Hugo Boss prior to their use in the market. Hugo Boss will own all product designs that are approved and used if those designs were not previously used by MGI or otherwise were already in the public domain.

DISTRIBUTION CHANNELS

                  Licensed Products will be distributed through retailers, department stores, outlet stores, duty free shops and certain clearance channels (with Hugo Boss approval).


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.


Dated:  December 21, 2004

                                                     MOVADO GROUP, INC.


                                                     By:  /s/ Timothy F. Michno
                                                          ---------------------
                                                     Name:    Timothy F. Michno
                                                     Title:   General Counsel